UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 1, 2016 (December 1, 2016)

BLACKROCK CAPITAL INVESTMENT

CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	814-00712	20-2725151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

40 East 52nd Street

New York, NY 10022

(Address of principal executive offices)

(212) 810-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	Entry into a Material Definitive Agreement.

As previously disclosed, BlackRock Capital Investment Corporation (the “Company,” “we,” “us” or “our”) has been named as a defendant, together with 52nd Street Capital Advisors LLC (“52nd Street”), our former investment adviser, and certain other defendants, in two wrongful death and personal injury actions that were filed by the families of the three decedents and certain injured persons (the “Plaintiffs”) on June 22, 2012 and August 23, 2012, in the Circuit Court of Hancock County in West Virginia (the “Litigation”). The cases, which have been consolidated, involve three deaths and personal injuries to other employees at the facilities of one of our portfolio companies. The Litigation is described in “Item 1. Legal Proceedings” in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2016, which was filed with the Securities and Exchange Commission on November 2, 2016.

On November 21, 2016, the Court approved the previously disclosed settlement in principle and the Company entered into Settlement Agreements and Release of Claims (the “Settlement Agreements”), effective as of November 28, 2016, with 52nd Street and the Plaintiffs. Pursuant to the terms of the Settlement Agreements, the Company will cause to be paid a total of $17,500,000 (the “Settlement Payment”) to the Plaintiffs within 10 business days. Pursuant to the terms of the Settlement Agreements, (i) Plaintiffs, 52nd Street and the Company will mutually release one another from all claims that were asserted or could have been asserted against each other in the Litigation (each as defined in the Settlement Agreements), and (ii) Plaintiffs will dismiss the Company and 52nd Street, with prejudice, from the Litigation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BLACKROCK CAPITAL INVESTMENT CORPORATION

Date: December 1, 2016	By:	/s/ Steven Sterling
		Name:	Steven Sterling
		Title:	Chairman and Chief Executive Officer